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                                                                      EXHIBIT 23

              WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Registration Nos. 2-53423, 33-21123, 2-86826, 33-17584, 33-28375, 33-12209, 33-49244 and 33-57918)
and on Form S-3 (Registration Nos. 33-4049, 33-38725 and 33-55692) of Warner-Lambert Company of our report dated January 23, 1995 appearing on page 48 of Warner-Lambert Company's 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 10-K.

                                          PRICE WATERHOUSE LLP

4 Headquarters Plaza North
Morristown, New Jersey 07962
March 20, 1995